QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99

BEMIS COMPANY, INC.
222 South Ninth Street
Suite 2300
Minneapolis, MN 55402-4099

For additional information please contact:

Melanie E. R. Miller, Director of Investor Relations
(612) 376-3030

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS RECORD SALES AND EARNINGS DURING SECOND QUARTER

    MINNEAPOLIS, July 26, 2001—Bemis Company, Inc. (NYSE-BMS) reported record quarterly diluted earnings of $0.67 per share, up from $0.66 per share in the second quarter last year and in line with Company guidance of at or slightly above the prior year's level. Net sales rose for the ninth consecutive quarter to a record $582 million, an 8% increase over last year's second quarter.

    Flexible packaging, representing 79% of total company sales, reported net sales of $458 million in the second quarter, an increase of 14% over the prior year. Excluding acquisitions, organic growth was about 3%. Operating profit for the second quarter was $72 million, up 31% from the prior year's period. Manufacturing efficiencies resulting from new manufacturing lines installed during 2000 drove margin improvement. Paper products also delivered improved results as the benefits of the restructuring efforts of the late 1990's are being realized.

    Sales from our pressure sensitive materials business segment were $124 million, an 8% decrease from the strong performance of the prior year's quarter. This segment reported break-even operating results for the quarter, including charges totaling approximately $2.6 million related to severance costs, the closure of two small, ancillary operations, and other non-recurring charges. These results compare to the prior year's profit of $14.2 million, recorded before the economic downturn in the second half of 2000.

    "Our flexible packaging business continues to deliver outstanding performance and benefit from last year's strategic acquisitions," said Jeff Curler, President and Chief Executive Officer of Bemis Company. "Late in the first half and during all of the second half of 2000, we were fighting capacity constraints in many parts of our flexible packaging business. Through acquisitions and capital additions implemented during the latter half of 2000, we have significantly improved manufacturing efficiencies and capacity. These acquisitions also brought benefits to our top line and are allowing us to bring innovative new products to the marketplace. Our high barrier and polyethylene product lines continue to maintain strong market positions in the businesses in which we choose to participate. I am also pleased to report that the paper product line has successfully solidified its business base and markedly improved performance.

    The recently announced acquisition of Duralam will strengthen our position in key flexible packaging markets and provide capacity for future growth. In addition, we recently purchased the land, building and manufacturing equipment of the Prattville, Alabama facility of Wright Plastics that had been closed earlier this year. This modern plant will produce polyethylene packaging products. We intend to focus on several markets at this plant and it will complement our existing facilities.

    Operating results of our pressure sensitive materials segment continue to be disappointing, and we have taken steps to reduce costs and improve efficiencies. These steps include structural changes in the organization to centralize common functions while maintaining the desired focused factory approach to roll label, graphic, distribution and technical markets. The Six Sigma initiatives will be an additional source of cost savings and have established the framework to improve quality in the manufacturing plants.

    With these continuing initiatives to improve our business and the anticipated market improvements, we are well positioned in all respects to meet the growing needs of our customers as well as the performance expectations of our shareholders."

Earnings Outlook

    Based upon our current forecasts, we expect third quarter results to be about 10% to 12% higher than prior year quarterly levels, with full year diluted earnings in the $2.55 to $2.65 per share range as previously stated.

    Bemis Company, Inc. will Webcast an investor telephone conference regarding its second quarter 2001 financial results this morning at 11 a.m., Eastern Daylight Time. Individuals may listen to the call on the Internet at www.bemis.com under "Investor Relations". However, they are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the required, free, downloadable software have been posted on the site.

    Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide. More information about the company is available at our website, www.bemis.com.

    Statements in this release that are not historical are considered "forward-looking" and are subject to certain risks and uncertainties. Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company's regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2000.

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2001	2000	2001	2000
Net sales	$581,569	$537,332	$1,158,964	$1,049,948
Costs and expenses:
Cost of products sold	459,245	423,267	919,453	828,330
Selling, general and administrative expenses	52,944	47,914	109,038	98,768
Research and development	2,704	2,448	5,188	5,024
Interest expense	8,244	6,383	18,925	12,106
Other costs (income), net	922	113	564	724
Minority interest in net income	121	157	220	203

Income before income taxes	57,389	57,050	105,576	104,793
Provision for income taxes	21,900	21,700	40,400	39,800

Net income	$35,489	$35,350	$65,176	$64,993

Basic earnings per share of common stock	$.67	$.67	$1.23	$1.22

Diluted earnings per share of common stock	$.67	$.66	$1.23	$1.21

Cash dividends paid	$.25	$.24	$.50	$.48

Weighted average common shares and common stock equivalents outstanding	52,922	53,617	52,940	53,652

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(dollars in thousands)
(unaudited)

	Jun. 30, 2001	Dec. 31, 2000
ASSETS
Cash	$34,892	$28,910
Accounts receivable—net	293,165	301,974
Inventories	284,427	274,323
Prepaid expenses	30,990	34,752

Total current assets	643,474	639,959

Property and equipment, net	830,214	825,754
Goodwill	290,139	297,898
Intangible assets, deferred charges, and other assets	122,515	125,032

Total	412,654	422,930

TOTAL ASSETS	$1,886,342	$1,888,643

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt	$178,191	$227,459
Short-term borrowings	3,766	7,353
Accounts payable	205,693	207,115
Accrued salaries and wages	36,589	43,661
Accrued income and other taxes	20,376	9,509

Total current liabilities	444,615	495,097
Long-term debt, less current portion	439,133	437,952
Deferred taxes	108,535	103,621
Other liabilities and deferred credits	59,090	51,646

Total liabilities	1,051,373	1,088,316

Minority interest	1,833	1,570
Stockholders' equity:
Common stock (61,195,954 and 60,972,802 shares)	6,119	6,097
Capital in excess of par value	242,335	237,100
Retained income	893,277	854,506
Other comprehensive income (loss)	(59,504)	(49,855)
Treasury common stock (8,370,388 and 8,370,388 shares)	(249,091)	(249,091)

Total stockholders' equity	833,136	798,757

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,886,342	$1,888,643

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2001	2000
Cash flows from operating activities
Net income	$65,176	$64,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	63,332	52,601
Minority interest in net income	220	203
Deferred income taxes, non-current portion	5,000	1,587
Losses of unconsolidated affiliated companies	1,961	989
Tax benefits related to stock incentive programs	1,400	841
Loss (gain) on sale of property and equipment	320	(15)
Changes in working capital, net of effects of acquisitions and dispositions	7,335	(34,865)
Net change in deferred charges and credits	(819)	(3,401)

Net cash provided by operating activities	143,925	82,933

Cash flows from investing activities
Additions to property and equipment	(60,341)	(51,890)
Business acquisitions	(605)	(3,277)
Proceeds from sale of property and equipment	414	247
Other	0	10

Net cash used in investing activities	(60,532)	(54,910)

Cash flows from financing activities
Change in long-term debt excluding debt assumed in business acquisition	1,513	37,530
Change in short-term debt	(52,501)	(1,707)
Cash dividends paid	(26,405)	(25,624)
Common stock purchased for the treasury	0	(25,065)
Stock incentive programs	(1,400)	(841)

Net cash used by financing activities	(78,793)	(15,707)

Effect of exchange rates on cash	1,382	(1,791)

Net increase in cash	5,982	10,525
Cash balance at beginning of year	28,910	18,187

Cash balance at end of period	$34,892	$28,712

QuickLinks

BEMIS COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF INCOME (in thousands, except per share amounts) (unaudited)
BEMIS COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (dollars in thousands) (unaudited)
BEMIS COMPANY, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (in thousands) (unaudited)